Exhibit 99.1
Third Quarter Investor Relations Update
October 12, 2021
General Overview

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Operations: During the summer, the Company executed on the largest and fastest operational ramp-up in its history as a response to recovering demand. Despite ramp-up related challenges, the Company took several corrective actions and saw continuous improvement through the quarter. Operationally, the Company recorded its best September in its history since the merger as defined by completion factor (99%), on-time departures (76.6%), and on time arrivals (86.2%). The Company expects this trend to continue in October.

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Capacity: During the third quarter, the Company flew 61.1 billion total available seat miles, down 19.4% versus the third quarter of 2019 and at the lower end of its prior guidance of down 15% to 20% versus the third quarter of 2019. The Company is planning for a robust peak travel period in the fourth quarter and presently expects to fly 62.2 billion ASMs on a peak of more than 6,100 flights per day.

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Revenue: The Company expects its third quarter total revenue to be down approximately 25% versus the third quarter of 2019, which is on the better end of the Company’s previous guidance of down 24% to 28%.

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CASM[1]: The Company expects its third quarter CASM to be up between 10% and 11% compared to the third quarter of 2019 versus its previous guidance of up between 8% and 12%, mainly due to lower capacity.

●	Fuel: The Company paid $2.08 per gallon of jet fuel and consumed 941 million gallons during the third quarter of 2021.

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Pretax Margin: The Company expects to report a GAAP pretax profit in the third quarter. Excluding net special items, the Company expects to report pretax margin of approximately -9% to -10% versus its previous guidance of -10% to -14%. See “Net Special Credits” and “GAAP to Non-GAAP Reconciliation” below.

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Net Profit/Loss: The Company expects to report a GAAP net profit in the third quarter. Excluding the effect of net special items, the Company expects to report a net loss of between $620 million and $675 million and an income tax benefit at an effective tax rate of 22%. See “Net Special Credits” and “GAAP to Non-GAAP Reconciliation” below.

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Shares Outstanding: The Company’s basic and diluted weighted average shares outstanding for financial reporting purposes were 648.6 million and 721.1 million, respectively, for the third quarter. When net special credits are excluded, the Company’s basic and diluted weighted average shares outstanding was 648.6 million.

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Net Special Credits: The Company expects to report net special credits of approximately $1.04 billion in the third quarter before the effect of taxes. Net special credits principally relate to financial assistance provided by the U.S. Department of the Treasury under the Payroll Support Program.

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Liquidity: The Company expects to end the third quarter with approximately $18 billion in total available liquidity, which includes the impact of the Company's previously announced prepayment of $950 million of its spare parts term loan facility made during the quarter.

These results and those reflected in the attached reconciliation tables are preliminary and final results for the third quarter may change. These preliminary results are based upon the Company's current estimates and are subject to completion of the Company's financial closing procedures.

1 All CASM guidance excludes fuel and net special credits to provide comparability to prior guidance. Please see the GAAP to non-GAAP reconciliation at the end of this document.

Third Quarter Investor Relations Update
October 12, 2021
Summary

3rd Quarter 2021[1,2]
	Previous Guidance	Current Guidance 10/12/2021

Total revenue	~ -24 to -28% (vs 3Q19)	~ -25% (vs 3Q19)

Available seat miles (ASMs) (bil)	~ -15% to -20% (vs 3Q19)	~ -19.4% (vs 3Q19) to ~61.1 bil ASMs

CASM excluding fuel and net special items	~ +8% to +12% (vs 3Q19)	~ +10% to +11% (vs 3Q19)

Average fuel price (incl. taxes) ($/gal)	~ $2.10 to $2.15	~ $2.08
Fuel gallons consumed (mil)	~ 964	~ 941

Other nonoperating expense excluding net special items ($ mil)	~ 385	~ 370

Pretax margin excluding net special items	~ -10% to -14%	~ -9% to -10%

Net loss per share excluding net special credits	—	~($0.96) to ($1.04)

Notes:

1.	Includes guidance on certain non-GAAP measures, which exclude, among other things, net special items. Please see the GAAP to non-GAAP reconciliation at the end of this document.
2.	Numbers may not recalculate due to rounding.

GAAP to Non-GAAP Reconciliation
October 12, 2021
The Company sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures: Pretax income (GAAP measure) to pretax loss excluding net special items (non-GAAP measure); Pretax margin (GAAP measure) to pretax margin excluding net special items (non-GAAP measure); Net income (GAAP measure) to net loss excluding net special items (non-GAAP measure); and Diluted income per share (GAAP measure) to diluted loss per share excluding net special items (non-GAAP measure). Management uses these non-GAAP financial measures to evaluate the Company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the Company’s core operating performance. Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items and fuel (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding net special items and fuel. Management uses total operating costs and CASM excluding net special items and fuel to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude fuel and net special items allows management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

GAAP to Non-GAAP Reconciliation of Pretax Income (Loss)
($ mil except share and per share amounts)
	3Q21 Range
	Low	High

Total revenue	$8,960	$8,960

Pretax income	$165	$233
Pretax margin	2%	3%
Pretax net special credits	(1,040)	(1,040)
Pretax loss excluding net special credits	$(875)	$(807)
Pretax margin excluding net special credits	-10%	-9%

Net income	$135	$190
Net special credits	(810)	(810)
Net loss excluding net special credits	$(675)	$(620)

Shares outstanding for computing earnings per share	721.1	721.1
Shares outstanding for computing loss per share excluding net special credits	648.6	648.6

Net income per share	$0.19	$0.26
Net loss per share excluding net special credits	$(1.04)	$(0.96)

Note: Amounts may not recalculate due to rounding.

GAAP to Non-GAAP Reconciliation
October 12, 2021

GAAP to Non-GAAP Reconciliation of Total Operating Costs and CASM
($ mil except ASM and CASM data)

	3Q21 Range
	Low	High

Total operating expenses	$8,337	$8,405
Less fuel expense	1,957	1,957
Less operating net special credits	(1,060)	(1,060)
Total operating expense excluding fuel and net special credits	$7,440	$7,508

Total CASM (cts)	13.65	13.76

Total CASM excluding fuel and net special credits (cts)	12.18	12.29
Percentage change compared to 3Q 2019 (%)	10.0%	11.0%

Total ASMs (bil)	61.1	61.1

Note: Amounts may not recalculate due to rounding.

October 12, 2021
Cautionary Statement Regarding Forward-Looking Statements
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act, the Exchange Act and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, the continuing availability of borrowings under revolving lines of credit, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and the financial position and operating results of the Company in particular have been material, are changing rapidly, and cannot be predicted. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.